UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2010
Cardica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          License Agreement. On August 16, 2010, Cardica, Inc. (“Cardica”) entered into License Agreement with Intuitive Surgical Operations, Inc. (“Intuitive Surgical Operations”), a subsidiary of Intuitive Surgical, Inc., pursuant to which Cardica granted to Intuitive Surgical Operations a worldwide, sublicenseable, exclusive license to use Cardica’s intellectual property in the robotics field in diagnostic or therapeutic medical procedures, but excluding vascular anastomosis applications (the “License Agreement”). In consideration for this license, Cardica received an upfront license fee of $9 million. Cardica will also be eligible to receive a milestone payment in an amount that is currently immaterial to Cardica if sales of any products incorporating Cardica’s patent rights achieve a specified level of net sales within a specified period after the date of the license agreement and will also be eligible to receive single-digit royalties on sales by Intuitive Surgical Operations, its affiliates or its sublicensees of specified stapler and clip applier products covered by Cardica’s patent rights as well as on sales of certain other products covered by Cardica’s patent rights that may be developed in the future. Each party has the right to terminate the License Agreement in the event of the other party’s uncured material breach or bankruptcy. Following any termination of the License Agreement, the licenses granted to Intuitive Surgical Operations will continue, and except in the case of termination for Cardica’s uncured material breach or insolvency, Intuitive Surgical Operations’ payment obligations will continue as well.
          Stock Purchase Agreement/Registration Rights Agreement. In connection with the License Agreement, on August 16, 2010, Cardica and Intuitive Surgical Operations entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Intuitive Surgical Operations purchased from Cardica an aggregate of 1,249,541 newly-issued shares (the “Shares”) of Cardica’s common stock (the “Stock Issuance”) for an aggregate purchase price of $3 million. In connection with the Stock Issuance, Cardica entered into a Registration Rights Agreement, dated August 17, 2010, with Intuitive Surgical Operations (the “Rights Agreement”), pursuant to which Cardica agreed, subject to certain conditions, to file one or more registration statements under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Shares by Intuitive Surgical Operations and its permitted transferees, and to keep any registration statement(s) that Cardica may be required to file under the Rights Agreement continuously effective for the applicable period(s) set forth in the Rights Agreement.
          The foregoing is only a brief description of the material terms of the License Agreement, the Purchase Agreement and the Rights Agreement, does not purport to be a complete statement of the rights and obligations of the parties under those agreements and the transactions contemplated thereby, and is qualified in its entirety by reference to the License Agreement, the Purchase Agreement and the Rights Agreement. A copy of the Purchase Agreement is filed as Exhibit 10.25 hereto, a copy of the Rights Agreement is filed as Exhibit 10.26 hereto, and each are incorporated herein by reference. The License Agreement will be filed as an exhibit to Cardica’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2010.
Item 3.02. Unregistered Sales of Equity Securities.
          See the description set forth under Item 1.01 above with respect to the Stock Purchase Agreement and the Stock Issuance, which is incorporated into this Item 3.02 by reference. The Shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Act and Rule 506 promulgated thereunder, and Intuitive has represented to Cardica that it is an “accredited investor” within the meaning of Rule 501 under the Act. Accordingly, the Shares have not been registered under the Securities Act, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No underwriting discounts or commissions or similar fees were payable in connection with the Stock Issuance.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2010 Bonus
On August 18, 2010, Cardica’s Board of Directors (the “Board”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved cash bonuses for the following executive officers, in recognition of both their individual performance and Cardica’s performance during the prior fiscal year:

Name and Position	Cash Bonus
Bernard Hausen, M.D., Ph.D.	$63,000
President & CEO

Fred Bauer	$31,100
Vice President, Operations

Bryan Knodel, Ph.D.	$34,300
Vice President, Research & Development

Robert Newell	$31,800
Vice President, Finance and Chief Financial Officer

Stock Option Grants
On August 18, 2010, the Board, based upon the recommendation of the Compensation Committee, approved the grant to the following executive officers, on August 18, 2010, of the following stock options (the “Options”) to purchase shares of Cardica’s common stock pursuant to its 2005 Equity Incentive Plan:

Shares Subject to
Name	Options
Bernard Hausen, M.D., Ph.D.	90,000

Fred Bauer	45,000

Bryan Knodel, Ph.D.	50,000

Robert Newell	45,000
The Options have an exercise price of $2.18 per share, which was the closing sales price of Cardica’s common stock as quoted on the Nasdaq Global Market on August 18, 2010, the date of grant. The shares subject to the Options vest at a rate of 1/48th per month following the date of grant and have a seven-year term, provided the holder continues to provide services to Cardica. In connection with a change of control transaction, 100% of these shares will become vested if the executive officer’s employment is terminated without cause or the executive officer resigns for good reason in connection with a change of control transaction.
Fiscal 2011 Salaries for Executive Officers
On August 18, 2010, the Board, based on the recommendation of the Compensation Committee, approved changes to the base salaries, effective July 1, 2010, of the following executive officers:

Name	Fiscal 2011 Base Salary
Fred Bauer	$236,892

Bryan Knodel, Ph.D.	$261,620

Robert Newell	$242,359
At his request, Dr. Hausen’s base salary remained unchanged from the previous fiscal year.
Fiscal 2011 Bonus Plan and Related Target Bonuses for Executive officers
On August 18, 2010, the Board, upon recommendation of the Compensation Committee, adopted Cardica’s 2011 Bonus Plan (the “2011 Bonus Plan”). The 2011 Bonus Plan is summarized as follows:
Overview and Purpose
The 2011 Bonus Plan is designed to offer incentive compensation to the Chief Executive Officer, Vice Presidents and director-level employees of Cardica by rewarding the achievement of specifically measured corporate objectives and, if applicable, individual performance objectives.

Administration
The 2011 Bonus Plan will be administered by the Board with recommendations from the Compensation Committee. The Compensation Committee will be responsible for recommending to the Board for approval any cash incentive awards to officers of Cardica, including any incentive awards to the Chief Executive Officer, under the 2011 Bonus Plan.
Eligibility
The Chief Executive Officer, Vice Presidents and director-level employees of Cardica are eligible to participate in the 2011 Bonus Plan.
Corporate and Individual Performance
The 2011 Bonus Plan provides for the payment of cash bonuses or restricted stock units to participants for the achievement of corporate objectives relating to certain financial, product development, clinical and regulatory goals determined by the Compensation Committee. Each participant, other than the Chief Executive Officer, will also be subject to key individual performance objectives. The actual bonuses payable for fiscal 2011 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the corporate objectives and, other than with respect to the Chief Executive Officer, applicable individual performance objectives approved by the Compensation Committee, as determined by the Compensation Committee in its discretion. The Board or the Compensation Committee reserves the right to modify the corporate or individual performance objectives at any time based on business changes during the year.
Target Bonuses
On August 18, 2010, the Board, upon recommendation of the Compensation Committee, designated target cash bonus amounts under the 2011 Bonus Plan to Cardica’s executive officers as follows:

	Target Bonus	Attribution to Corporate
	(as a percent of	and Individual
Name	FY 2011 Base Salary)	Objectives
Bernard Hausen, M.D., Ph.D.	40%	100% Corporate

Fred Bauer	30%	75% Corporate / 25% Individual

Bryan Knodel, Ph.D.	30%	75% Corporate / 25% Individual

Robert Newell	30%	75% Corporate / 25% Individual
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.25	Stock Purchase Agreement, dated August 16, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

10.26	Registration Rights Agreement, dated August 17, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

99.1	Press release, dated August 17, 2010, entitled “Cardica and Intuitive Surgical Enter Into License Agreement”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: August 20, 2010	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.25	Stock Purchase Agreement, dated August 16, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

10.26	Registration Rights Agreement, dated August 17, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

99.1	Press release, dated August 17, 2010, entitled “Cardica and Intuitive Surgical Enter Into License Agreement”